UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2026

Neighborhood Intelligence, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXH	The Nasdaq Stock Market LLC
Warrants to Purchase Shares of Common Stock	BBBYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim CFO Appointment

On October 5, 2026, the Board of Directors of Neighborhood Intelligence, Inc. (the “Company”) appointed of Paul Kosturos as Interim Chief Financial Officer and, in this capacity, will serve as the Company’s principal financial officer. Mr. Kosturos succeeds Brian LaRose, the Company’s Chief Financial Officer and principal financial officer, who, on October 5, 2026, tendered his resignation effective as of such date.

Mr. Kosturos, age 61, is a Managing Director at Alvarez & Marsal Private Equity Performance Improvement Group, LLC (“A&M”), an international professional services firm, where he has worked since 2009. Mr. Kosturas specializes in interim CFO assignments, mergers and acquisitions integrations, including carve-outs, external and internal financial reporting, forecasting and budgeting including identifying and implementing cost reductions, working capital management improvements, internal controls design and process improvements, shared services processing and ERP system design and implementations. Before joining A&M, Mr. Kosturos was the Vice President and Corporate Controller for JDS Uniphase, a billion dollar plus publicly traded telecommunications company. Mr. Kosturos earned a Bachelor’s of Science degree in accounting from the California State Polytechnic University, Pomona, and is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Kosturos and any other person pursuant to which he was selected as an officer.

Mr. Kosturos does not have any family relationship with any of the Company’s directors or executive officers.

Neither Mr. Kosturos nor any of his immediate family members has had (or proposes to have) a direct or indirect material interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. will also enter into the Company’s standard form of indemnification agreement for directors and officers.

Item 7.01	Regulation FD.

On October 5, 2026, the Company issued a press release announcing the transition of the Company’s chief financial officer. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference to this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 5, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORHOOD INTELLIGENCE, INC.
Date: October 5, 2026
	By:	/s/ Mehgan Peetz
Mehgan Peetz
Chief Administrative & Legal Officer